SECTION 16

POWER OF ATTORNEY

John Viggiano



The undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact to:

1. as may be required, prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), or any rule or regulation of the SEC;

2. 	execute Forms 3, 4 and 5 in accordance with the Act and the rules and regulations thereunder for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of the applicable registered investment companies (and any successor companies) listed on Schedule A attached hereto, as amended from time to time, and any other registered investment company affiliated with or established by, or which is advised by, Allianz Global Investors U.S. LLC or any successor firm in a similar advisory capacity, for which the undersigned becomes a Section 16 reporting person (each, a "Trust"),

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority, and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Trust assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of August, 2019.



/s/ John Viggiano
John Viggiano

SCHEDULE  A

FUND NAME AND SYMBOL



1.	ALLIANZGI DIVERSIFIED  INCOME & CONVERTIBLE FUND		     ACV
2.	ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND			     NIE
3.	ALLIANZGI NFJ DIVIDEND,  INTEREST & PREMIUM STRATEGY FUND      NFJ
4.	ALLIANZGI CONVERTIBLE & INCOME FUND				     NCV
5.	ALLIANZGI CONVERTIBLE & INCOME FUND II				     NCZ
6.	ALLIANZGI CONVERTIBLE & INCOME FUND 2024 TARGET TERM FUND  CBH
7.	THE KOREA FUND, INC.							     KF
8.	THE TAIWAN FUND, INC.	TWN
9.	ALLIANZGI ARTIFICIAL INTELLIGENCE OPPORTUNITIES FUND	AIO





INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,
WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION


1.	Angela Borreggine
2.	Debra Rubano
3.	Craig Ruckman
4.	Emily Picard
5.	Kristine Pecunia